Execution Version LEASE AGREEMENT SOMERSET OPERATING COMPANY, LLC, LANDLORD AND LAKE MARINER DATA LLC, TENANT For the premises located in the Town of Somerset, Tax Map #8.00-1-1.11 and 8.00-1.1./B, Niagara County, State of New York

LEASE AGREEMENT THIS LEASE AGREEMENT (the “Lease”) is dated as of October 9, 2024 (the “Effective Date”) by and between SOMERSET OPERATING COMPANY, LLC, a Delaware limited liability company, having an address of 7725 Lake Road, Barker, New York 14012 (the “Landlord”) and LAKE MARINER DATA LLC, a Delaware limited liability company, having an address of 5 Federal Street, Easton, MD 21601 (the “Tenant”). W I T N E S S E T H WHEREAS, the Landlord is the owner in fee simple of certain real property located in the Town of Somerset, County of Niagara, consisting of approximately 621 acres and having the tax map identification numbers 8.00-1-1.11 and 8.00-1-1./B (collectively, the “Real Property”); and WHEREAS, immediately prior to the execution and delivery of this Lease, Tenant leased the Premises from Landlord pursuant to that certain Lease Agreement dated June 1, 2021 between the Landlord and Tenant (as amended from time to time, the “Prior Lease”); and WHEREAS, Landlord and Tenant terminated the Prior Lease in its entirety pursuant to that certain Lease Termination Agreement dated as of the date hereof by and between the Landlord and Tenant (the “Termination Agreement”), which termination was effective immediately prior to executing and delivering this Lease; and WHEREAS, Landlord and Tenant desire to enter into this Lease in order to lease the Premises from Landlord to Tenant on the express terms and conditions contained herein. NOW, THEREFORE, in consideration of the rentals to be paid hereunder and the other mutually covenanted and agreements contained herein, the Landlord and Tenant hereby agree as follows: ARTICLE 1 DEMISE OF PREMISES Section 1.1. Demise of Premises. Landlord hereby leases to the Tenant a portion of the Real Property consisting of approximately 157.2 acres, as more particularly depicted on Exhibit A attached hereto and made a part hereof, including all structures, equipment, facilities, and fixtures located thereon (the “Premises”). A legal description more particularly describing the Premises shall be attached hereto and made part hereof as Exhibit B upon receipt of same by the parties hereto (the “Legal Description”). Any reference to the Premises in the Lease shall be deemed to refer to the Premises as so defined and supplemented. Section 1.2. Term. The term of this Lease (the “Term”) shall commence on the Effective Date and shall expire on the last day of the calendar month immediately preceding the thirty-five (35)-year anniversary of the Effective Date (such term, the “Initial Term”; the last date of the Initial Term or the Renewal Term, as applicable, the “Lease Expiration Date”). Section 1.3. Renewal Options. Provided Tenant shall not then be in Default, the term of the Lease shall automatically renew for up to nine (9) additional periods of five (5) years (any such

2 period, a “Renewal Term”), subject to the following conditions: each Renewal Term shall be on the same terms, covenants, conditions, provisions and agreements as set forth herein for the Initial Term and shall commence immediately on the expiration of the Initial Term or the immediately preceding Renewal Term, as applicable; provided that Tenant does not provide written notice to Landlord to terminate the Lease as of the expiration of the Initial Term or the then-current Renewal Term, as applicable, at least six (6) months prior to the expiration of the Initial Term or the then- current Renewal Term, as applicable. Section 1.4. Board Observer Rights. Provided that Landlord (together with its affiliates) continues to beneficially own (directly or indirectly) at least fifteen million (15,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) of TeraWulf Inc. (“TeraWulf”), the parent company of Tenant, Landlord shall have the right to participate in Board meetings as a non-voting observer for the remainder of the Term. Tenant has delivered to Landlord a copy of duly approved authorizing resolutions and amendments to TeraWulf’s organizational documents authorizing Landlord to designate an observer to participate in Board meetings in accordance with the foregoing. ARTICLE 2 RENT Section 2.1. Rent. As of the Effective Date, Tenant shall pay rent for the Premises in the annual amount of $281,398.20, payable in advance in equal monthly installments of $23,449.85 (as such annual amount (and monthly installments) increase in accordance with the provisions hereof) payable in advance on the first day of each calendar month through the first day of the calendar month immediately preceding the Lease Expiration Date (the “Rent”). The Rent shall be paid on an absolute net basis such that the Tenant shall be responsible for paying any and all costs and expenses of whatsoever kind or nature related to the Premises, the Leasehold estate created hereby, and its Use rights hereunder, including without limitation, real estate taxes, transfer taxes (but only to the extent such transfer taxes are triggered by a transaction entered into solely by Tenant and not otherwise), insurance, maintenance (it being understood that, for purposes of this Section 2.1, “maintenance” shall include maintenance, repair, replacement, improvement and restoration), utilities and all other obligations whether similar or dissimilar to the foregoing. The term “Additional Rent” shall mean any and all sums other than Rent required to be paid by Tenant under this Lease, including, but not limited to, (a) all costs, expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises and other land area (and structures, facilities, equipment and fixtures thereon) exclusively supporting Tenant’s Use, including without limitation any costs and expenses incurred by Landlord to obtain, maintain or comply with regulatory or governmental approvals in connection therewith or as otherwise contemplated herein; (b) Tenant’s proportionate share (as hereinafter defined) of all costs, expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of any other portions of the Real Property necessary or useful to reasonably support Tenant’s Use (but excluding the landfill) and all related overhead costs, including without limitation real estate taxes, environmental fees and expenses, and costs of permits and licenses, utilities, insurance and maintenance; and (c) the Additional Lease Payment. Additional Rent shall be payable by Tenant not more often than monthly within thirty (30) days after receipt of Landlord’s invoice therefor. As used herein, “Tenant's proportionate share”

3 means the percentage calculated by dividing the acreage of the Premises (numerator) by the acreage of the Real Property (denominator), and expressing the fraction as a percentage. (A) At the beginning of each subsequent lease year during the Term, the annual Rent shall be adjusted by an amount equal to any change in the CPI-U U.S. City Average, All Items (hereinafter referred to as “CPI-U”) from the beginning of the previous lease year; provided, however, that the annual Rent shall only be adjusted upwards and shall never be decreased by adjustment below the annual Rent paid by Tenant to Landlord during the preceding lease year. Each such annual Rent amount shall be obtained by multiplying the annual Rent for the preceding lease year by a fraction, the numerator of which shall be the amount of the CPI-U for the month in which the applicable lease year commences (“CPI-U Current”) and the denominator of which shall be the CPI-U for the first month of the preceding lease year (“CPI-U Beginning”). The formula for the determination of such adjusted annual Rent for each lease year subsequent to the first lease year of the Term is expressed as follows: Annual Rent For Each CPI-U Current Preceding Lease Year x CPI-U Beginning = Adjusted Annual Rent (B) The adjusted annual Rent for each lease year shall be prorated (if applicable) and payable in advance in twelve (12) equal monthly installments with each installment to be due and payable monthly on the first day of each calendar month. Landlord shall provide notice to Tenant of the adjusted annual Rent promptly after the required CPI-U figures shall have been published by the Bureau of Labor Statistics, U.S. Department of Labor. Beginning on the first day of the calendar month following the receipt of Landlord’s notice of the adjusted annual Rent amount, Tenant shall thereafter pay the adjusted annual Rent amount in equal monthly installments as provided herein, except that the first such payment following Landlord’s notice shall include an additional “catch-up” payment in the amount of the difference between (i) the monthly Rent paid by Tenant since the commencement of that lease year and (ii) the adjusted monthly Rent amount specified for that lease year, times (x) the number of calendar months between the commencement of that lease year and the commencement of Tenant’s payment of the adjusted monthly Rent amount. (C) If any CPI-U Current shall be computed upon a basis different from the one used for measuring the CPI-U Beginning or its nature or expression shall be otherwise changed, all necessary adjustments shall be made so that the CPI-U Current is always expressed in terms comparable to the terms used to express the CPI-U Beginning. (D) In the event the Bureau of Labor Statistics should cease to publish the CPI- U in its present form and calculated on its present basis, an index reflecting similar changes in the cost of living shall be selected by agreement between Landlord and Tenant in order to determine the adjusted annual Rent hereunder. Section 2.2. Method and Place of Payment. Except as otherwise specifically provided herein with respect to the Common Stock, all Rent hereunder is payable to Landlord by check, subject to collection or, at Tenant’s option, by wire transfer of Federal Funds, as directed by

4 Landlord. Rent that is payable by check shall be payable to Landlord at the office of the Landlord set forth above or at such other place as Landlord shall direct by written notice to Tenant. Section 2.3. Late Charges. If Tenant fails to pay any Rent or Additional Rent within ten (10) days after same shall be due and payable, such unpaid amounts will be subject to a late payment charge equal to one and one-half percent (1.5%) of the unpaid amounts in each instance. Such late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes fair and reasonable compensation to Landlord for its damages resulting from such failure by Tenant to timely pay and shall be paid to Landlord together with such unpaid amounts. Section 2.4. No Offset. (A) It is the intention of Landlord and Tenant that Rent be payable to Landlord without any demand, abatement, diminution, defense, reduction, deduction, counterclaim, credit, setoff or offset whatsoever (except as expressly provided in this Lease). (B) Tenant’s obligations shall include, but not be limited to: (i) payment of all costs of cleaning, maintaining, repairing and operating the Premises; and (ii) with respect to the Premises, any and all “Impositions”, (as hereinafter defined); payments in lieu of taxes, personal property taxes; occupancy and rent taxes; water meter and sewer rents, rates and charges; charges for public and other utilities; excises, levies and all other license and permit fees and other governmental levies, fees, rents, assessments, taxes and charges, together with any fines, penalties and other similar governmental charges applicable to the foregoing; any interest or costs with respect to the foregoing; in each case whether general and special, ordinary or extraordinary, unforeseen or foreseen, of any kind and nature whatsoever (hereafter collectively referred to, as “Impositions”) which at any time prior to or during the Term may be assessed or imposed upon the Premises or any part thereof or any appurtenance thereto and thereon. Tenant hereby indemnifies and holds Landlord harmless from and against all of the foregoing expenses and obligations. Section 2.5. Lease Termination Payment and Lease Commencement Payment. Concurrently with the termination of the Prior Lease pursuant to the Lease Termination Agreement and in consideration of Landlord’s willingness to terminate the Prior Lease and enter into this Lease, Tenant shall pay directly to Landlord twenty million (20,000,000) shares of Common Stock issued directly by TeraWulf Inc. (“TeraWulf”) to Landlord’s parent company, Riesling Power LLC (“Landlord Parent”) and twelve million dollars ($12,000,000) in immediately available funds. Until October 9, 2025, Landlord Parent will not sell any of such 20,000,000 shares of Common Stock. Following such date, Landlord Parent may sell up to five million (5,000,000) shares of such Common Stock. After April 9, 2026, Landlord Parent will no longer be restricted hereby in any manner whatsoever. Notwithstanding anything herein to the contrary, upon a Change in Control, the foregoing restrictions on sale shall no longer apply. "Change in Control" means any transaction or series of related transactions, the result of which is that any person, entity or group, other than any Landlord Parent and its Affiliates, (i) acquires beneficial ownership of more than fifty percent (50%) of the voting stock of TeraWulf, measured by voting power rather than number of shares or (ii) acquires the right to designate two (2) or more members of the TeraWulf’s Board of Directors. Landlord Parent is a third-party beneficiary of TeraWulf’s and Tenant’s respective obligations

5 under this Section 2.5 and shall be entitled to enforce such obligations as if a party hereto. TeraWulf is a third-party beneficiary of Landlord Parent’s obligations under this Section 2.5 and shall be entitled to enforce such obligations against Landlord Parent as if a party hereto. ARTICLE 3 EXCLUSIVE USE OF PREMISES; EXCLUSIVE OPERATOR; SURRENDER AT END OF TERM Section 3.1. Exclusive Use of the Premises. It is understood and agreed that the Tenant may construct or cause to be constructed upon the Premises one or more buildings and/or ancillary structures (collectively, the “Buildings”). Tenant acknowledges that the Buildings will be used as a cryptocurrency mining facility and a high-performance computing (HPC) data center, each with ancillary services reasonably related thereto (the “Use”). At all times Tenant’s use of the Buildings shall comply with all requirements and restrictions set forth in applicable law. Tenant agrees not to use the Premises in any manner that would violate those restrictions. The use restrictions contained herein shall also bind and be applicable to assignees and subtenants of Tenant. Section 3.2. Title to the Premises. The Landlord hereby consents to the construction of the Buildings, subject to the rights set forth herein; it being acknowledged and agreed that title to the Buildings shall vest in Landlord (without the necessity for any further activity on the part of either Landlord or Tenant) as the same is constructed. Tenant agrees that, on the Lease Expiration Date (or any earlier date on which this Lease shall terminate), (a) all of Tenant’s right, title and interest in and to the Premises (including without limitation the Buildings and all structures, including any power transmission, distribution and/or interconnection equipment or facilities (and all related electrical equipment) located thereon, but expressly excluding all movable personal property of Tenant, which Tenant may remove at any time on or prior to the expiration of the term of the Lease) and all tangible or intangible property (including without limitation any licenses, permits, authorizations, intellectual property, warranties and contract rights, but expressly excluding all movable personal property of Tenant, which Tenant may remove at any time on or prior to the expiration of the term of the Lease) of Tenant relating exclusively thereto shall automatically vest in the Landlord (without the necessity for any further activity on the part of either Landlord or Tenant, it being acknowledged and agreed that Tenant hereby transfers the same to Landlord effective as of such date) and (b) Tenant shall surrender the Premises and all such property to Landlord in good order, repair and condition (ordinary wear and tear excepted and provided that Tenant’s obligations with respect to damage by casualty or condemnation shall be subject to Article 8) and (as applicable) broom cleaned. Tenant shall promptly execute and deliver such documents and take such further actions as Landlord may request in order to give effect to the foregoing provisions of this Section 3.2, including without limitation executing and delivering instruments or confirmations of transfer, using commercially reasonable efforts to obtain any third- party consents required for any such transfer, and (if any such transfer is not possible despite such efforts) entering into such arrangements and providing such cooperation as shall to the fullest extent possible put the parties in the same position that they would have been in had such transfer been effected. Section 3.3. Alterations and Improvements. Subject to Landlord’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right at any time during the term of this Lease, at its own cost and expense, to erect and install on the

6 Premises such additional buildings, driveways, improvements, signs and personal property or to make alterations to or replace existing buildings, or improvements thereto as the Tenant may deem necessary. Any construction, alterations or improvements at the Site shall be done, by or on behalf of Tenant, in accordance with normal and customary practices in the industry, in a good and workmanlike and lien-free manner, in accordance with all applicable laws and permits. Without limiting the foregoing, Tenant shall be responsible at its sole cost and expense for the proper handling, removal and disposal of all materials, debris, waste and hazardous substances generated or resulting from such construction activities, all in accordance with applicable laws and permits. Subject to the conditions set forth in Section 3.5, Tenant shall not construct, operate or maintain any Building, facility or improvement upon the Premises which would interfere with the use rights of Landlord or any other tenants, including any right of easement, right of way or license previously granted by Landlord or its predecessors to third parties. Subject to the limitations set forth herein, Landlord agrees that Tenant may, during the Term, upon notice to Landlord, make alterations, additions and changes in and to the interior of the Buildings (except those of a structural nature) as it may find necessary for its purposes. Section 3.4. Zoning and Permits. At its own cost and expense, but with prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right to represent Landlord at hearings before the Federal or State Government, or any political subdivision or proprietary agency thereof, having jurisdiction for the issuance of zoning approvals, use and building permits, licenses and to seek any and all authorizations necessary to establish or continue the business Uses provided for herein at no material cost to Landlord. Tenant shall notify Landlord at the time any such application is submitted and shall simultaneously keep the Landlord reasonably apprised of the progress of the approval process including any specific amendments or modification to the application or any notices of rejection which may be received. Tenant may request Landlord execute any and all applications required for the issuance of said zoning approvals, use and building permits, licenses and authorizations, and Landlord's execution of such applications shall not be unreasonably withheld, conditioned or delayed provided that they are reasonably satisfactory to Landlord. In no circumstances shall any actions taken by Tenant pursuant to this paragraph prejudice the rights of Landlord or other activities taken or to be taken by Landlord or other tenants at or with respect to the Real Property; provided however, that if Landlord consents to Tenant’s activities, such activities shall be deemed not to prejudice the rights of Landlord or other activities taken or to be taken by Landlord or other tenants at or with respect to the Real Property. Section 3.5. Construction Approval. With Landlord’s prior written approval (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall, at Tenant’s sole cost and expense, obtain all permits and approvals necessary to construct and operate a cryptocurrency mining facility and/or a high-performance computing data center and related infrastructure. Tenant acknowledges that it shall submit all requisite information and documentation to all governmental authorities in a timely fashion and shall provide all plans, drawings and specifications submitted for the approval process in compliance with the requirements of the New York State Fire Prevention and Building Code and the Municipal Code of the Town of Somerset. In the event any government authority requests additional documentation or information be submitted, the Tenant shall provide such documentation or information within forty-five (45) days of the request for the same. Tenant shall notify Landlord at the time the building permit approval application is submitted and shall keep the Landlord reasonably apprised of the progress of the progress of the approval process including any specific

7 amendments or modification to the application or any notices of rejection which may be received. Notwithstanding anything to the contrary contained in this Section 3.5, each of the deadlines herein set forth shall be deemed extended by each day that Tenant is unable to comply with such deadline by virtue of the occurrence of “Excusable Delay” (as hereinafter defined). “Excusable Delay” shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; the imposition of a zoning or other moratorium; act of the public enemy; war, riot, sabotage, blockage or embargo; unforeseen physical (including environmental) conditions; failure or inability to secure (i) materials (or their reasonable substitutes), (ii) supplies (or their reasonable substitutes); or (iii) labor through ordinary sources; regulation or order of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, or act or omission of Landlord which prevents the Tenant from complying, or which materially and adversely interferes with the Tenant’s ability to comply with its obligations under this Section 3.5. In no event, however, shall the existence of Excusable Delay prohibit Tenant or Landlord from performing any monetary obligation or providing any required insurance. Section 3.6. Capacity. The parties agree that Tenant, which prior to the Effective Date has undertaken to obtain regulatory and other requisite approvals and other necessary steps to energize up to 500 MW of power at the Premises, shall have the right, in its sole discretion and at such time as it deems necessary or appropriate to support its operations and Use of the Premises, to increase its power usage such that it can use a total of up to 750 MW of power at the Premises, subject to the availability of such power and obtaining all applicable regulatory and other requisite approvals, subject to Landlord’s prior written consent and at Tenant’s sole cost and expense; it being understood that Landlord has no obligation to directly provide power or other utilities or services to Tenant for the Premises and that Tenant shall be solely responsible for obtaining and maintaining such utilities and services during the Term. Notwithstanding the foregoing, Landlord reserves the right, for itself and for other tenants as it may determine, to utilize additional power above 750 MW and services that may be available for the Real Property and to take all necessary or appropriate actions in connection therewith as it may determine, including without limitation to seek requisite approvals or undertake construction or improvements at the Real Property. The parties shall reasonably cooperate to effectuate the foregoing allocation in compliance with applicable laws and regulations, including without limitation by entering into any further agreements and documentation, seeking any requisite approvals, and/or engaging in further construction, improvements or other activities at the Premises or Real Property, all as necessary or advisable therefor; the parties further agree not to take any actions pursuant to the foregoing paragraph that would prejudice the rights of the other party in respect thereof. Section 3.7. Access; Non-Interference; Cooperation. To facilitate Tenant’s Use, Tenant, together with Tenant’s representatives, employees, and invitees, shall be granted the non-exclusive right of access to and use of, during the Term, (i) those portions of the Real Property that are reasonably necessary for access to and enjoyment of the Premises and/or Tenant’s Use thereof, including for pedestrian and vehicular access to and from a public accessway or other right of way, as directed by Landlord, and (ii) such structures, equipment, facilities, and fixtures located on the Real Property that Landlord designates for Use by Tenant during the Term. Notwithstanding the foregoing, in no circumstances shall the foregoing rights or Tenant’s Use or operation of the Premises interfere in any material respect with either (a) Landlord’s ownership, operation or use of the Real Property or any facilities located thereon or (b) any other tenant or future tenant’s use

8 or rights in respect of any Real Property or equipment or facilities located thereon. In addition, Landlord hereby retains, for itself and its affiliates, agents, employees, contractors and designees, an easement and right of access to and use of the Premises and all structures, equipment, facilities and fixtures located thereon as may be necessary in the course of ownership, operation and maintenance (including without limitation repair, replacement, restoration and improvement) of the Real Property, so long as such access and/or use does not unreasonably interfere with Tenant’s operations on the Premises and complies with all applicable laws. In furtherance thereof, Tenant agrees to work cooperatively with Landlord to ensure reasonable access to such facilities and equipment as Landlord may reasonably require for itself or other tenants and their respective representatives and shall, upon request, grant shared access or easement rights and otherwise facilitate same. Section 3.8. Additional Improvements. Subject to the provisions of this Article 3, and subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant may, at its sole cost and expense, make any alterations, additions, improvements or other changes to the Premises as may be necessary or useful to Tenant’s Use; (collectively, the “Additional Improvements”); provided however, that Landlord agrees that Tenant may, during the Term, upon notice to Landlord, make any Additional Improvements in and to the interior of the Buildings (except those of a structural nature) as it may find necessary to Tenant’s Use. Notwithstanding the foregoing, if any such Additional Improvements require alterations, additions or improvements to the Real Property that is not the subject of this Lease, or would otherwise impact use, operation or access by Landlord or other tenants, any such Additional Improvements shall be subject to Landlord’s prior written approval, in its sole discretion, and Tenant shall bear all costs and responsibilities associated with such Additional Improvements. At the expiration of the Lease, the fee ownership of all such Additional Improvements shall vest in Landlord. Section 3.9. Exclusive Operator. Tenant expressly acknowledges and agrees that: (a) Beowulf Electricity & Data (“Beowulf”), an affiliate of Landlord, has been, and is currently, providing certain services in its capacity as the exclusive operator of the Somerset – Lake Mariner site on behalf of Tenant and TeraWulf, including infrastructure, construction, operations and maintenance and administrative services, and (b) provided that Beowulf is not in material default of its provision of such services, Beowulf may not be replaced or removed as operator of the Somerset – Lake Mariner site without the prior written consent of Landlord (consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, during the Term, Landlord must provide its prior written consent to the designation, hiring or engagement of any new or replacement operator thereon (which consent shall not be unreasonably withheld, conditioned or delayed). ARTICLE 4 LEASEHOLD FINANCING PROVISIONS Section 4.1. Liens on Tenant’s Leasehold Estate; Rights of Leasehold Mortgages. (A) Leasehold Mortgage Authorized. At any time and from time to time, without limit as to amount and on any terms Tenant may deem desirable, and without any requirement to obtain Landlord’s consent, Tenant may (i) take back one or more purchase money Leasehold Mortgages (as hereinafter defined) upon a permitted sale and assignment of the

9 Leasehold estate created by this Lease; (ii) give one or more Mortgages or other security interests or otherwise encumber, or create security interests in, Tenant’s Leasehold estate to one or more Institutional Investors (as hereinafter defined), (iii) assign this Lease and any occupancy Leases as security for one or more Leasehold Mortgages to Institutional Investors; or (iv) do one or more of the foregoing (i) through (iii). The term “Leasehold estate” shall mean, Tenant’s interest in the Lease, the Premises and any and all buildings and improvements (collectively “Improvements”) thereon. In no event and under no circumstances shall Tenant be entitled to encumber either fee title to the Premises or Landlord’s Leasehold estate in and to such Premises. (B) Notice to Landlord. (1) (a) If Tenant shall, on one or more occasions, take back a purchase money Leasehold Mortgage upon a sale and assignment of the Premises, or shall mortgage the Premises to a Leasehold Mortgagee (as hereinafter defined), and if the holder of such Leasehold Mortgage shall provide Landlord with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of such Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such notice by Landlord, the provisions of this Section shall apply in respect to each such Leasehold Mortgage until written notice of satisfaction is given by the holder of such Leasehold Mortgage to Landlord. (b) In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee or of an assignee of such Leasehold Mortgage notice of the new name and address shall be provided to Landlord and Owner. (2) Landlord shall promptly upon receipt of a communication purporting to constitute the notice provided for by subsection (B)(1) above, acknowledge by an instrument in recordable form receipt of such communication as constituting the notice provided for by subsection (B)(1) above or, in the alternative, notify Tenant and the Leasehold Mortgagee of the rejection of such communication as not conforming with the provisions of subsection B(l) and specify the specific basis of such rejection. Failure by Landlord to notify the Leasehold Mortgagee and Tenant within thirty (30) days shall be deemed to constitute acknowledgment of conformity of the notice with the requirements of subsection (B)(1) of this Section 4.1. (3) If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of all notes or other obligations secured by such Leasehold Mortgage and of each amendment or other modification or supplement to the Leasehold Mortgage. Copies of the Leasehold Mortgage and related documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such documents as have been recorded. (C) Definitions. (1) As used in this Lease, the term “Institutional Investor” shall refer to a savings bank, savings and loan association, commercial bank, trust company, credit union investment bank, insurance company, college, university, religious or other educational or eleemosynary institution, real estate investment trust or welfare, benefit pension or retirement fund or any Federal, State, municipal agency, public benefit corporation or public authority or other

10 recognized, reputable maker of loans for, or investments in, real estate. The term “Institutional Investor” shall also include other lenders of substance which perform functions similar to any of the foregoing and any entity directly or indirectly controlled by, in control of or under common control with any Institutional Investor. In addition, it is understood and agreed that a mortgage made to, or held by, an Institutional Investor acting as agent or trustee for one or more parties who have interests in the Leasehold Mortgage, regardless of whether or not such parties are themselves institutional investors, shall be deemed a Leasehold Mortgage held by an Institutional Investor. (2) The term “Leasehold Mortgage” as used in this Lease shall include a mortgage, a deed of trust, a deed to secure debt, or other security instrument by which Tenant’s Leasehold estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation, including, without limitation, obligations to reimburse the issuer of a letter of credit. (3) The term “Leasehold Mortgagee” as used in this Lease shall refer to a holder of a Leasehold Mortgage in respect to which the notice provided for by subsection (B) of this Section 4.1 has been given and received and as to which the provisions of this Section 4 are applicable. (4) Two (2) or more mortgages whose liens are consolidated to constitute a single mortgage shall be treated as single Leasehold Mortgage. (D) Notice of Consent of Leasehold Mortgagee Required. No cancellation, surrender or modification of this Lease shall be effective as to any Leasehold Mortgage until written notice thereof is given to Tenant and any Leasehold Mortgagee as provided under this Lease. Landlord shall not recognize any cancellation, surrender or modification by Tenant alone without in each case the prior written consent of the Leasehold Mortgagee. Any attempted cancellation, surrender or modification except as specifically provided under this Article 4 shall be of no force and effect. (E) Default Notice. Landlord, upon providing Tenant any notice of either (1) default under this Lease; or (2) a termination of this Lease, shall at the same time provide a copy of such notice to every Leasehold Mortgage. No such notice by Landlord to Tenant shall be deemed to have been duly given (nor shall Landlord be entitled to terminate this Lease pursuant to Article 11 hereof) unless and until a copy thereof has been so provided to every Leasehold Mortgagee. From and after such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or causing the same to be remedied, as is given Tenant after the giving of such notice upon it, for remedying any default or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsection (G) of this Section 4.1 to remedy, commence remedying, or cause to be remedied the defaults specified in any such notice. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant. Landlord authorizes each Leasehold Mortgagee to take any such action at such Leasehold Mortgagee’s

11 option and does hereby authorize entry upon the premises by the Leasehold Mortgagee for such purpose. (F) Notice to Leasehold Mortgagee. (1) Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Owner and/or Landlord to terminate this Lease Landlord may not terminate this Lease unless, following the expiration of the period of time given Tenant to cure such default, Landlord shall notify every Leasehold Mortgagee of Landlord’s intent to so terminate at least fifteen (15) days in advance of the proposed effective date of such termination if such advance of the proposed effective date of such default is capable of being cured by the payment of money, and at least thirty (30) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of subsection (H) of this Section 4.1 shall apply if, during such 15- of 30-day termination notice period, any Leasehold Mortgagee shall: (a) notify Landlord of such Leasehold Mortgagee’s desire to nullify such notice; and (b) pay or cause to be paid all Rent, Additional Rent, and other payments then due and in arrears as specified in the termination notice to such Leasehold Mortgagee and which may become due during such 15- or 30-day period; and (c) comply or in good faith, with reasonable due diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee. (2) Any notice to be given by Owner and/or Landlord to a Leasehold Mortgagee pursuant to any provision of this Article 4 shall be deemed properly addressed if sent to the Leasehold Mortgagee who served the notice referred to in subsection (B) (1)(a) of this Section 4.1 unless notice of a change of Leasehold Mortgage ownership has been given to Landlord pursuant to subsection (B)(1)(b) of this Section 4.1. (3) At any time after the delivery of the aforementioned notice under Subsection 4.1(F)(l)(a), such Leasehold Mortgagee may notify Landlord, in writing (the “Discontinuance Notice”), that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings shall have been commenced, that it has discontinued (or is in the process of discontinuing) such foreclosure proceedings. In such event, Landlord shall, after the expiration of thirty (30) days after Landlord gives copies of the Discontinuance Notice to all other Leasehold Mortgagees and of Landlord’s unrestricted right to declare any Event of Default and of its intent to terminate this Lease, terminate this Lease and/or take any other action it deems appropriate by reason of any Event of Default unless within such thirty (30) day period, another Leasehold Mortgagee delivers to Landlord its written agreement to take the actions described in Clauses (a) through (c) of this Section 4. (F), in which case the provisions of this Section 4.1 shall remain applicable. (G) Procedure On Default. (1) If Landlord shall elect to terminate this Lease by reason of any default of Tenant and a Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (F) of this Section 4.1, the specified date for the termination of this Lease as fixed by Landlord in its termination notice shall automatically and without further act by any party be

12 extended for a period of three (3) months, provided that such Leasehold Mortgagee shall, during such 3-month period: (a) Pay or cause to be paid the Rent and any other monetary obligations of Tenant under this Lease of which the Leasehold Mortgagee has received written notice as the same become due, and continue its good faith efforts to perform or cause performance of all Tenant’s other obligations under this Lease, excepting past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee; and (b) If not enjoined or stayed and to the extent lawfully able, take steps to acquire or sell Tenant’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with reasonable diligence. (2) If at the end of such three-month period such Leasehold Mortgagee is complying with subsection (G)(1) of this Section 4.1, this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its foreclosure proceedings shall automatically and without further act by any party continue for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity and for a reasonable period of time thereafter. Nothing in this subsection (G) of this Section 4.1, however, shall be construed to extend this Lease beyond the original term hereof as extended by any options to extend the term of this Lease properly exercised by Tenant or a Leasehold Mortgagee in accordance with the terms of such Leasehold Mortgagee’s Leasehold Mortgage nor to require a Leasehold Mortgagee to continue such foreclosure proceedings, after the Default has been cured. If the Default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease, (3) If a Leasehold Mortgagee is complying with subsection (G)(l) of this Section 4.1, upon the acquisition of Tenant’s Leasehold estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise, this Lease shall continue in frill force and effect as if Tenant had not defaulted under this Lease. (4) For the purposes of this Article 4, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the Leasehold estate hereby created, nor shall any Leasehold Mortgagee or its nominee or any assignee or other transferee of such Leasehold Mortgage, as such, be deemed to be an assignee or transferee of this Lease or of the Leasehold estate hereby created so as to require such Leasehold Mortgagee or its nominee or any assignee or other transferee of such Leasehold Mortgage, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder, but the purchaser at any sale of this Lease and of the Leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be an assignee or transferee within the meaning of this Article 4, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder from and after the date of such purchase and If the Leasehold Mortgagee or its designee shall become holder of the Leasehold estate and if the buildings and Improvements on the Premises shall have been or

13 become materially damaged on, before or after the date of such purchase and assignment, the Leasehold Mortgagee or its designee shall be obligated to repair, replace or reconstruct the buildings or other Improvements only to the extent of the net insurance proceeds actually received by the Leasehold Mortgagee or its designee by reason of such damage. (5) Any Leasehold Mortgagee or other party who acquires the Leasehold estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Tenant’s Leasehold estate without the consent of Landlord, sell and assign the Leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee provided that the purchaser assumes in writing the obligations hereof. Notwithstanding anything contained herein to the contrary, any covenant or obligation which may be performed by a Leasehold Mortgagee may be performed by any duly authorized designee of such Leasehold Mortgagee. (H) New Lease. In the event of the termination of this Lease as a result of Tenant’s default, rejection of the Lease by Tenant, or by a trustee or receiver appointed by a court of competent jurisdiction in bankruptcy or insolvency proceedings, or for any other reason whatsoever, Landlord shall, in addition to providing the notices of default and termination as required by section (B) and (F) of this Section 4.1, provide each Leasehold Mortgagee with written notice that this Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees to enter into a new Lease (the “New Lease”) of the Premises with such Leasehold Mortgagee or its designee (which obligations shall survive the termination of this Lease) for the remainder of the term of this Lease, effective as of the date of termination, at the Rent and upon the terms, covenants and conditions (excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided: (1) Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease within thirty (30) days after the date such Leasehold Mortgagee receives Landlord’s notice of termination of this Lease given pursuant to this Section 4.1 or such extended period of time as mutually agreed upon by Landlord and such Leasehold Mortgagee. (2) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including, without limitation, reasonable attorney’s fees and disbursements, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or another party in interest under Tenant. Upon the execution of such New Lease, Landlord shall allow to the Tenant named therein as an offset against the sums otherwise due under this section (H)(2) or under the New Lease, an amount equal to the net income derived by Landlord from the Premises during the period from the date of termination of this Lease to the date of the beginning of the Lease term of such New Lease. In the event of a controversy as to the net amount to be paid to Landlord pursuant to section (H)(2), the payment obligation shall be satisfied if Landlord be paid the amount not in controversy, and the Leasehold Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due.

14 (3) Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant’s defaults of which said Leasehold Mortgagee was notified by Landlord’s notice of termination and which are reasonably susceptible of being so cured by Leasehold Mortgagee or its designee. (4) The Tenant under such New Lease shall have the same right, title and interest in and to the Premises and the Improvements as Tenant had under this Lease and such new Lease shall have the same priority with respect to any fee or Leasehold Mortgage as the Lease had. (5) The Tenant under any such New Lease shall be liable to perform the obligations imposed on the Tenant by such New Lease, except for covenants which are no longer applicable or have been performed, and except that all of the obligations and liabilities of the Leasehold Mortgagee or its nominee as Tenant accruing under the New Lease after the date of the assignment shall automatically and without further act by any party cease and terminate upon assignment of the New Lease or the sooner expiration or termination thereof. (6) Concurrently with the execution and delivery of a New Lease pursuant to the provisions of Section 4.1(H), and the payment of all amounts required to be paid by the new Tenant as set forth in Section 4.1(H), Landlord shall deliver (if held by Landlord) or assign to the Tenant named therein without recourse, representation or warranty, all of Landlord’s right, title and interest in and to monies (including prepaid rents, insurance proceeds and condemnation awards) not previously expended or applied in accordance with the terms and provisions of this Lease, if any, then held by or payable to, Landlord that Tenant would have been entitled to receive but for the termination of this Lease. (7) Upon the execution and delivery of a New Lease pursuant to the provisions of Section 4.1(H), all Leases that have been assigned to Landlord (and all unapplied security deposits held by Landlord pursuant thereto, and all rights and proceedings then pending against -tenants and all insurance proceeds and condemnation awards received by Landlord) shall be assigned and transferred, without recourse, representation or warranty, by Landlord to the Tenant named in the New Lease. Between the date of the termination of this Lease and the execution and delivery of a New Lease pursuant to this Section 4.1(H), Landlord shall not cancel any Lease or accept any cancellation, termination and surrender thereof (unless such termination is effected as a matter of law or by the terms of the Lease upon the termination of this Lease or as a result of the default (after the expiration of applicable notice and grace periods) of the Tenant thereunder) without the consent of such Leasehold Mortgagee. Section 4.2. New Lease Priorities. If more than one Leasehold Mortgagee shall request a New Lease pursuant to section (H)(1) of Section 4.1, Landlord shall enter into such New Lease with the Leasehold Mortgagee whose mortgage is prior in lien, or with the designee of such Leasehold Mortgagee. Landlord, without liability to Tenant or any Leasehold Mortgagee with an adverse claim, may rely upon a mortgagee title insurance policy issued by a responsible title insurance company doing business within the State of New York as the basis for determining the appropriate Leasehold Mortgagee who is entitled to such New Lease. Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of rights hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee, including but not limited to bankruptcy defaults. Notwithstanding the foregoing, the Leasehold Mortgagee or

15 its designee will be required to pay all amounts required to be paid hereunder and fulfill all Tenant’s other obligations under this Lease to the extent provided under the provisions of this Article 4. The financial condition of any Leasehold Mortgagee or its designee shall not be a consideration in the determination of the reasonable susceptibility of the cure of any default hereunder. Section 4.3. Eminent Domain. Tenant share, as provided by Article 9 of this Lease, of the proceeds arising from an exercise of the power of eminent domain shall, subject to the provisions of such Article, be disposed of as provided for by the Leasehold Mortgage that is prior in lien to any other Leasehold Mortgagee. Tenant will make no agreement with respect to any award or payment in condemnation or eminent domain without the prior written consent of the Leasehold Mortgagee holding such Leasehold Mortgage that is prior in lien. Section 4.4. Casualty Loss. A Standard Mortgagee Clause naming each Leasehold Mortgagee shall be added to any and all insurance policies required to be carried by Tenant and the insurance proceeds will be paid to the Leasehold Mortgagee holding the Leasehold Mortgage that is prior in lien, to be held for the benefit of the parties and applied in the manner specified in this Lease and the Leasehold Mortgage that is prior in lien. No fire or casualty loss claims shall be settled without the prior written consent of the Leasehold Mortgagee holding such Leasehold Mortgage that is prior in lien. Section 4.5. Proceedings. Landlord shall give each Leasehold Mortgagee prompt notice of any legal proceedings or arbitration between Landlord and Tenant involving obligations under this Lease. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings between Landlord and Tenant and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give each Leasehold Mortgagee notice of, and a copy of, any award or decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice of such proceedings. Section 4.6. No Merger. So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the Leasehold estate of the Landlord in and to the Premises and the Leasehold estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said Leasehold estate and said Leasehold estate by Landlord or by Tenant or by a third party, by purchase or otherwise. Section 4.7. Notices. Notices from Landlord to the Leasehold Mortgagee shall be mailed to the address furnished Landlord pursuant to section (B) of Section 3.1 and those from the Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Article 7 hereof. Such notices, demands and requests shall be given in the manner described in Article 7 and, except as otherwise provided herein, shall in all respects be governed by the provisions of that Article. Section 4.8. Erroneous Payments. No payments made to Landlord by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord’s wrongful, improper or mistaken notice or demand shall be entitled to the return of such payment or portion thereof provided such Leasehold Mortgagee shall have made demand therefor.

16 Section 4.9. Estoppel Certificates. Landlord, within twenty (20) days after a request in writing made at any time and from time to time by Tenant or any Leasehold Mortgagee and without charge, shall furnish a written certification, duly acknowledged, to the requesting party and any other person or entity reasonably specified by the requesting party stating (A) that the Lease is then in full force and effect and unmodified or, if modified, stating the modifications, (B) that Tenant is not in default in the payment of Rent or other charges payable to Landlord under the Lease or, if in default, stating such default, (C) that to the best of Landlord’s knowledge, neither Landlord nor Tenant is in default in the performance or observance of any other covenant or condition to be performed or observed under the Lease or, if either party is in default, stating such default, (D) that to the best of Landlord’s knowledge, no event has occurred and no condition exists which authorizes or, with notice or the lapse of time or both, will authorize Landlord or Tenant to terminate this Lease or, if such event has occurred or such condition exists, stating such event or condition, (B) that to the best of Landlord’s knowledge, neither Landlord or Tenant has any offsets, counterclaims or defenses hereunder or against the other or, if so, stating such offsets, counterclaims or defenses, (F) the dates to which if Rent and other charges payable by Tenant hereunder have been paid, and (G) any other matters which may be reasonably requested by the requesting party. Nothing contained in this section shall be deemed or construed to preclude Tenant or any Leasehold Mortgagee from seeking and obtaining specific performance of Landlord’s obligations under this section. Section 4.10. Tenant Liability. Except where the Leasehold Mortgagee has become the Tenant hereunder, or has specifically agreed to remedy any default of Tenant hereunder, no liability for the payment of the Rent or for the performance of any of Tenant’s covenants and agreements hereunder shall attach to or be imposed upon the Leasehold Mortgagee, all such liability of the Leasehold Mortgagee being hereby expressly waived by Landlord. Section 4.11. Amendments to Lease. If, in connection with obtaining a Leasehold Mortgage, an Institutional Investor shall request reasonable modifications to this Lease, Landlord shall not unreasonably withhold its consent therefor provided (1) such modifications do not increase Landlord’s obligations hereunder, (ii) materially and adversely affect Landlord’s rights hereunder or the Leasehold estate created hereby (iii) reduce or alter the method of payment after the Rent, or other charges (including Impositions) required to be paid by Tenant hereunder or change the stated term of this Lease and (iv) Landlord’s Leasehold mortgagees shall consent thereto, if required by such Leasehold mortgages. ARTICLE 5 INSURANCE REQUIREMENTS Section 5.1. The Tenant shall obtain and maintain in effect throughout the Term general commercial liability and other insurance satisfactory to the Landlord in the exercise of Landlord’s reasonable discretion, protecting the Landlord against liabilities related to the injury or death of persons and against property loss in the following amounts (as increased from time to time at the request of the Landlord to take into consideration changes in the customary requirements of the insurance industry as well as inflation). At Tenant’s own cost and expense, Tenant shall keep and maintain the Premises in good repair and condition satisfactory to Landlord in the exercise of Landlord’s reasonable judgment, and shall maintain the Premises in a commercially acceptable condition for a cryptocurrency mining operation and/or high-performance computing (HPC) data

17 center. Tenant will provide to Landlord a certificate of insurance from an insurance company licensed to do business in the State of New York with a Best’s rating of not less than A-XIII. The insurance required herein may be obtained by Tenant by endorsement or equivalent means under their blanket insurance policies, provided such blanket policies substantially fulfill the requirements specified herein. Any such blanket policy shall include the amounts of coverage applicable to the Premises. The Tenant shall provide the following types of insurance: (A) Property Insurance. Sufficient, commercially acceptable property coverage for the Premises, including the Building, equipment, infrastructure and all improvements to the Premises, against fire and casualty loss or damage (including vandalism malicious and extended coverage for full replacement value thereof). The Landlord shall have the right to maintain property insurance for any of the Premises, including the Building, equipment, infrastructure and improvements to the Premises, in which event the cost of such insurance shall be borne by the Tenant, such insurance shall be considered primary, and the requirements of this paragraph for the Tenant shall be waived with respect to the coverage so maintained by the Landlord. (B) Commercial General Liability Insurance with limits of at least $1,000,000 per occurrence and $2,000,000 in the aggregate. (C) As required, Business Auto Liability with limits of at least $1,000,000 each accident. Business Auto coverage must include coverage for liability arising out of all owned, leased, hired and non-owned automobiles. (D) Umbrella/Excess Liability insurance of $5,000,000 per occurrence and in the aggregate. (E) Workers Compensation and Occupational Disease Insurance - Including Employer’s Liability Insurance, complying with the laws of the State in which the work is to be performed or elsewhere as may be required. (F) Change in Insurance. In the event Tenant changes insurance carriers, Tenant will provide substitute coverage from insurance carriers licensed to do business in the State where the Premises are located. (G) Landlord Additional Insured. Tenant shall name Landlord as an additional insured to the extent required by the Landlord, including on its Commercial General Liability, Business Auto Liability, and Umbrella/Excess Liability policies, and shall provide evidence of same as set forth above. Obligation to name the Landlord as an additional insured includes any periods of completed operations coverages. All insurance policies providing coverage to the additional insured shall be endorsed to indicate that they are primary and noncontributory with respect to any other insurance or self-insurance, including any deductible, maintained by, or provided to, the additional insured. Except as provided for above, any other insurance or self- insurance maintained by the additional insured shall be excess. Section 5.2. If either Landlord or Tenant experience any injury, loss or damage to themselves or their respective real or personal property, and if that injury, loss or damage is insured against under any or all of their respective insurance policies, including any extended coverage endorsements thereto, then the appropriate insurance company(ies), and not Landlord or Tenant, shall be solely liable to compensate the part(ies) who experienced the loss or the damage, regardless of whether Landlord or Tenant was responsible for such injury, loss or damage. Landlord and Tenant hereby waive any rights each may have against the other as a result of any

18 injury, loss or damage that is then insured against by either. This waiver is effective only to the extent that (i) insurance company(ies) actually pay(s) for such injury, loss or damage, and (ii) the provisions of this paragraph do not invalidate any insurance coverage carried by Landlord or Tenant. ARTICLE 6 NOTICES Section 6.1. Whenever it is provided in this Lease that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose only if given or served as follows: (A) If by Landlord, by hand with proof of delivery or by mailing the same to Tenant by certified mail, postage prepaid, return receipt requested, or by reputable overnight courier such as Federal Express, addressed to: Somerset Operating Company, LLC 7725 Lake Road Barker, New York 14012 Attention: General Counsel’s Office With a copy to: Somerset Operating Company, LLC 5 Federal Street Easton, MD 21601 Attention: General Counsel’s Office or to such other addresses as Landlord may from time to time designate by notice to Tenant by certified mail; (B) If by Tenant, by mailing the same to Landlord by certified mail, postage prepaid, return receipt requested, or by reputable overnight carrier such as Federal Express, addressed to the addresses set forth above: Lake Mariner Data LLC 9 Federal Street Easton, MD 21601 Attention: General Counsel’s Office Section 6.2. Service. Every notice, demand, request, consent, approval or communication hereunder shall be deemed to have been given or served the day after it is sent, if sent by overnight courier, or three (3) days after the time that the same shall have been actually deposited in the United State mails, postage prepaid, as aforesaid, except that notice by certified mail, return receipt requested, shall be deemed effective on the date such receipt is dated by the Post Office or service is refused. Service by hand shall be deemed given on the date delivered.

19 ARTICLE 7 ASSIGNMENT AND SUBLEASING Section 7.1. Assignment and Subleasing. Tenant shall be required to obtain prior written consent of Landlord for any subleasing of the Premises (consent not to be unreasonably withheld, conditioned or delayed). Except as otherwise permitted in this Section 7.1, Tenant shall be required to obtain prior written consent of Landlord for an assignment of any or all of its rights under the Lease or its interest in the Premises (consent not to be unreasonably withheld, conditioned or delayed). Tenant shall have the right to assign or transfer this Lease (or any portion thereof) without Landlord’s consent, but upon prior notice to Landlord, to: (i) a parent, subsidiary or other affiliate of Tenant; (ii) an entity surviving a consolidation or merger with Tenant; or (iii) an entity or person acquiring all or substantially all of Tenant’s stock, other beneficial, voting or membership interests or assets. Additionally, a sale of Tenant’s stock or an affiliate of Tenant’s stock or other voting/membership interest on a nationally-recognized stock exchange, or a transfer of Tenant’s or an affiliate of Tenant’s stock or other beneficial, voting or membership interest, in each case, shall not be deemed an assignment or transfer and can be made without Landlord’s prior written consent. No such subleasing or assignment shall relieve the Tenant of its obligations hereunder unless Landlord shall hereafter expressly consent to such release in its sole and absolute discretion. Nothing in this Section 7.1 shall derogate from the provisions of Article 4 of this Lease. ARTICLE 8 DAMAGE, DESTRUCTION AND RESTORATION Section 8.1. Notice to Landlord. Tenant shall notify Landlord immediately if any portion of the Improvements are damaged or destroyed in whole or in part by fire or other casualty to the extent of ten (10%) percent of replacement value or more. Section 8.2. Casualty Restoration. (A) Restoration. If all or any portion of the Improvements are damaged or destroyed by fire or other casualty, ordinary or extraordinary, foreseen or unforeseen (a “Casualty”), Tenant shall, in accordance with the provisions of this Article 9 hereof, and subject to Excusable Delays, restore the Improvements to the extent of the value and as nearly as possible to the character of the Improvements as they existed immediately before such Casualty with such changes as Tenant may require provided such changes do not materially reduce such value (“Casualty Restoration”). Notwithstanding anything contained herein, in the event that any portion of the Premises or the Improvements is damaged or destroyed by fire or other Casualty and the portion so destroyed is functionally obsolete, Tenant shall not be required to restore that portion of the Premises, or Improvements or betterments therein; provided, however, that all debris and damaged portions of the Improvements not to be reconstructed are removed and the site is graded, restored, and landscaped to a safe and sightly condition (“Casualty Grading”). Landlord agrees to cooperate with Tenant in connection with obtaining all necessary or desirable consents and approvals in connection with the restoration of the Improvements. (B) Commencement of Construction Work. Subject to Unavoidable Delays, Tenant shall commence the construction work in connection with a Casualty Restoration and Casualty Grading within one hundred eighty (180) days of the damage or destruction but in no event shall Tenant be required to so commence the construction work earlier than thirty (30) days

20 after the signing of a proof of loss with the insurance carrier provided Tenant has used its reasonable good faith efforts to effect a settlement with its insurance company within such 180- day period. Section 8.3. Effect of Casualty on This Lease. This Lease shall neither terminate, be forfeited nor be affected in any manner, nor shall there be a reduction or abatement of Rent, or any Additional Rent, by reason of total, substantial or partial destruction of the Improvements or by reason of the untenantability of the Improvements or any part thereof. Tenant’s obligations hereunder, including, without limitation, the payment of Rent, shall continue as though the Improvements had not been damaged or destroyed and shall continue without abatement, suspension, diminution or reduction whatsoever. Section 8.4. Waiver of Rights Under Statute. The existence of any present or future law or statute notwithstanding, Tenant waives all rights to quit or surrender the Premises or any part thereof by reason of any casualty to the Improvements. It is the intention of Landlord and Tenant that the foregoing is an “express agreement to the contrary” as provided in Section 227 of the New York Real Property Law. ARTICLE 9 CONDEMNATION Section 9.1. Certain Definitions: (A) “Taking” shall mean, except as hereinafter provided, a taking of the Premises or any part thereof for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Owner and/or Landlord, Tenant and those authorized to exercise such right irrespective of whether the same affects the whole or substantially all of the Premises (as defined herein) or a lesser portion thereof but shall not include a taking of the fee interest in the Premises or any portion thereof if, after such taking, Tenant’s rights under this Lease are not affected. (B) “Substantially all of the Premises” shall mean such portion of the Premises as would leave remaining after a Taking a balance of the Premises which in Tenant’s reasonable judgment would not readily accommodate a facility to support the uses to which the Premises were applied immediately prior to the Taking on a commercially reasonable basis due either to the area so taken or the location of the portion of the Premises so taken in relation to the portion of the Premises not so taken in light of economic conditions, zoning laws or building regulation then existing or prevailing and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by law required to be observed by Tenant. (C) “Date of Taking” shall be deemed to be the date on which title to the whole or substantially all of the Premises or a lesser portion thereof, as the case may be, shall have vested in any lawful power or authority pursuant to the provisions of the applicable Federal, State or City condemnation law or the date on which the right to the temporary use of the same has so vested in any lawful power or authority as aforesaid. (D) “Condemnation Restoration” shall mean a restoration of any portion of the Premises remaining after a partial Taking and/or a restoration of any portion of the Premises which have been changed or altered as a result of temporary Taking or as a result of any governmental action not constituting a Taking but creating a right to compensation as provided in this Article 9

21 so that such portions shall contain complete structures, in good condition and repair, consisting of self-contained architectural units and, to the extent practicable, of a size and condition of, and having a character similar to, the character of the Premises existing immediately prior to the Date of Taking or the date of such other governmental action which such changes as Tenant shall reasonably require. Section 9.2. Permanent Taking. (A) Taking of the Whole; Substantial Taking. If during the Term there shall be a Taking of the whole or substantially all of the Premises (other than a temporary Taking), the following consequences shall result: (1) This Lease and the Term shall terminate and expire on the Date of the Taking and the Rent payable by Tenant hereunder shall be payable through the Date of Taking and all such Rent shall be paid to Landlord on the Date of Taking; and (2) The award payable in respect of such Taking shall be paid as follows: (a) first to Landlord for the present value of the future rents owed to it under this Lease and the present value of the reversion upon the expiration of this Lease; then (b) to the Leasehold Mortgagee which holds a first lien on Tenant’s interest in this Lease so much of the balance of such award as shall equal the value of the Leasehold Improvements on the Premises, but in no event greater than the unpaid principal indebtedness secured by such Leasehold Mortgage, with unpaid interest thereon at the rate payable by the condemning authority to the date of payment and any other sums evidenced or secured by such Leasehold Mortgage (c) then to Tenant at the value of Landlord’s Leasehold estate considered as improved by the Improvements constructed by Tenant to the extent not paid to Tenant’s Lease Mortgagee as described in (a) above. (B) Partial Taking. (1) if there shall be a Taking of less than the whole or substantially all of the Premises (other than a temporary Taking), this Tenant and the Term shall continue without diminution of any Tenant’s obligations hereunder, except that this Lease shall terminate as to the portion of the Premises so taken and the Rent due hereunder shall be reduced by an equitable amount, to the extent it materially affects Tenant’s use and enjoyment of the Premises. (2) The award payable in respect of a partial Taking shall be paid as follows: (a) First to Tenant to be used to restore, repair and replace the Premises and (b) any remaining portion of the award after restoration shall be paid to Landlord up to the loss of value of Landlord’s fee interest in the Premises. Section 9.3. Restoration of Premises. (A) If this Lease is not terminated on account of a Taking, as hereinabove provided, Tenant shall at its cost and expense shall in accordance with this Article 9, subject to Unavoidable Delays, restore the remaining portion of the Premises not so taken as nearly as possible to the character of the original Project provided: (1) the portion to be restored is not so badly damaged that it cannot be restored at reasonable cost; (2) the portion to be restored is obsolete and therefore shall not be restored.

22 (B) Subject to Unavoidable Delays, Tenant shall commence the construction work in connection with the restoration of the damaged portion of the Premises within one hundred twenty (120) days of the Taking, but in no event shall Tenant be required to so commence construction earlier than thirty (30) days after the settling of any or all litigation relating to the partial taking or the acceptance by the Tenant and Landlord and the Leasehold Mortgagees of any reward by the condemning authority. Section 9.4. Governmental Action not Resulting in a Taking. In case of any governmental action not resulting in a Taking but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then this Lease shall continue in full force and effect without reduction or abatement of Rent; provided, however, that if such governmental action results in changes or alteration of the Premises, then Tenant shall restore the Premises and effect a restoration with respect thereto. Any award payable in the case of such governmental action shall be paid to Tenant for the purpose of paying for the cost of such restoration. Section 9.5. Collection of Awards. Each of the parties shall execute documents that are reasonably required to facilitate the collection of any awards made in connection with any condemnation proceeding referred to in this Article 9. Section 9.6. Condemnation Proceedings. Both Landlord and Tenant shall have the right to appear in any condemnation or similar proceedings and to participate in any and all hearings, trials, and appeals in connection therewith. Nothing herein shall preclude either party from contesting the act of Taking or the compensation to be paid for the Taking, and notwithstanding anything herein, either party may request such court to determine, as between them, the division of the compensation. Tenant shall have the right to make a separate claim for its trade fixtures and moving expenses. ARTICLE 10 COVENANT AGAINST LIENS Section 10.1. Tenant won’t do, or fail to do, anything that will cause a lien to be filed on Landlord’s interest in the Premises. ARTICLE 11 EVENTS OF DEFAULT; CONDITIONAL LIMITATIONS; REMEDIES Section 11.1. Definition. Each of the following events shall be an “Event of Default” or “Default” hereunder: (A) If Tenant shall fail to make any payment (or any part thereof) as and when due hereunder and such failure shall continue for a period of ten (10) days after written notice; or (B) If Tenant shall fail to repair and maintain the Premises as provided in this Lease or fails to comply with any other terms of this Lease and if such failure shall continue for a period of five (5) days after notice (in the case of a life-threatening or hazardous condition) or forty-five (45) days after notice (in the case of any other condition) unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such five (5) or forty five (45)-day period, in which case no Event of Default shall exist as long as Tenant shall have commenced curing the

23 same within the five (5) or forty-five (45)-day period and shall diligently and continuously prosecute the same to completion within one hundred eighty (180) days (subject to Unavoidable Delays) from said notice. (C) Insolvency or Bankruptcy. The occurrence of any of the following shall, at Landlord’s option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises if such receiver is not removed within sixty (60) days, (ii) an assignment by Tenant for the benefit of creditors, (iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of one hundred and twenty (120) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, (vi) the admission of Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, or (viii) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges under this Lease be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant under this Lease, Tenant or such trustee, in such time period as may be permitted by the bankruptcy court having jurisdiction, shall cure all defaults of Tenant outstanding under this Lease as of the date of the affirmance of this Lease and provide to Tenant such adequate assurances as may be necessary to ensure Tenant of the continued performance of Tenant’s obligations under this Lease. Notwithstanding the provisions of Section 11.1(B) there shall be no cure periods for any breach or default under this Section except as expressly provided in this Section. Section 11.2. Enforcement of Performance. Subject to the provisions of Articles hereof; if an Event of Default occurs, Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease, and/or to recover damages. Section 11.3. Expiration and Termination of Lease. (A) If an Event of Default occurs, Landlord at any time thereafter, that such Event of Default remains uncured, may, at its option, give Tenant and any Leasehold Mortgagee notice stating that this Lease and the Term shall terminate on the date specified in such notice, which date, unless otherwise provided herein, shall not be less than ten (10) days after the giving of the notice, and in such event, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date specified in the notice were the Lease Expiration Date, and Tenant shall quit and surrender the Premises forthwith, but Tenant shall remain liable as hereinafter

24 set forth. Upon the happening of any Event of Default, Landlord may in addition, and/or in the alternative, without notice, re-enter the Premises either by force, summary proceedings or otherwise, dispossess Tenant and the legal representative of Tenant or other occupant of the Premises, and remove their effects and hold the Premises as if this Lease had not been made. Tenant hereby waives any right of redemption it may have in the event that a final judgment granting Landlord possession of the Premises is granted. In case of any such default, re-entry, termination, expiration and/or dispossess by summary proceedings or otherwise (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess, termination, and/or termination; (ii) Landlord may, but shall not be obligated to, relet the Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions; and (iii) Tenant or the legal representative of Tenant shall remain liable at the option of the Landlord for each month of the period which would otherwise have constituted the balance of the Term for an amount equal to the deficiency between (x) the sum of the current monthly installment of Rent and (y) the net amount, if any, of the rents collected on account of the Lease or Leases of the Premises for each month of the period which would otherwise have constituted the balance of the term. In computing such amounts for which Tenant shall remain liable, there shall be added to the said deficiency such expense as Landlord may incur in connection with re-letting, such as court costs, attorneys fees and disbursements, brokerage, and for putting and keeping the Premises in good order or for preparing the same for re-letting as herein provided. Any such amounts shall be paid monthly by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of this deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord’s option may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord in its sole judgment deems advisable for the purpose of re-letting the Premises, and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable, nor shall Tenant’s liability hereunder be reduced, in any way whatsoever for Landlord’s failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent or exhaust any or all remedies to collect the rent under such reletting. Section 11.4. Default by Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying the failure and stating that it is a “notice of default” and following Landlord’s failure to act within such thirty (30) day notice period; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion (with such period not exceeding ninety (90) days). If Landlord fails to cure the default within the 30-day period (or extended 90-day period as described in the preceding sentence), Tenant may elect to either: (i) pursue any remedy available to Tenant at law or equity; or (ii) to perform such obligation, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant for such performance within ten (10) days from

25 receipt by Landlord of bills and invoices and/or Tenant may offset such costs against any Rent and/or Additional Rent. ARTICLE 12 CERTIFICATES BY LANDLORD AND TENANT; SUBORDINATION, NON- DISTURBANCE AGREEMENT Section 12.1. Certificate of Tenant. Tenant shall, within fifteen (15) days after notice by Landlord, execute, acknowledge and deliver to Landlord, or any other person specified by Landlord, a written statement (which may be relied upon by such person) (a) certifying: (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect and stating such modifications), (ii) the date to which each item of Rent and Additional Rent payable by Tenant hereunder has been paid, (iii) the Lease Expiration Date of the Lease; and (iv) such other matters as may be reasonably requested, and (b) stating: (i) whether Tenant has given Landlord written notice of any event that, with the giving of notice or the passage of time, or both, would constitute a default by Landlord in the performance of any covenant, agreement, obligation or condition contained in this Lease and (ii) whether, to the best knowledge of Tenant, Landlord is in default in performance of any covenant, agreement, obligation or condition contained in this Lease, and if so, specifying in detail each such default. Section 12.2. Certificate of Landlord. Landlord shall, within fifteen (15) days after notice by Tenant, execute, acknowledge and deliver to Tenant, or such other person specified by Tenant, a statement (which may be relied upon by such person) (a) certifying: (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect and modifications); (ii) the date to which each item of Rent and Additional Rent payable by Tenant hereunder has been paid; (iii) the Lease Expiration Date of the Lease; and (iv) such other matters as may be reasonably requested, and (b) stating: (i) whether an Event of Default has occurred or whether Landlord has given Tenant notice of any event that with the notice or the passage of time, or both, would constitute an Event of Default; and (ii) whether, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement, obligation or condition contained in this Lease, and, if so, specifying, in detail, each such Default or Event of Default. Section 12.3. Subordination and Non-Disturbance. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgage now or hereafter placed upon any portion of the Premises, and to any advances made thereunder and to the interest thereon and to all renewals, modifications, consolidations, replacements, extensions and refinancing thereof provided however that in each instance Tenant receives a commercially reasonable subordination, non-disturbance and attornment agreement, containing commercially reasonable terms and provisions from the holder of any mortgage requesting the subordination of this Lease. Receipt of non-disturbance and attornment agreements from Owner and from the holder of any mortgage encumbering the fee title shall be a condition precedent to the effectiveness of this Lease. ARTICLE 13 ENVIRONMENTAL INDEMNIFICATION Section 13.1. Definitions. For the purpose of this Lease, the following terms shall have the following definitions:

26 (A) "Hazardous Materials" shall mean (i) any toxic substance or hazardous waste, substance or material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could be friable, urea formaldehyde foam insulation, petroleum and petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of Federal, State or local safety guidelines, whichever are more stringent; (iii) any substance, gas, material or chemical which is or may hereafter be defined as or included in the definition of "hazardous substances," toxic substances," hazardous materials," hazardous wastes," and "hazardous medical wastes," or words of similar import under any Legal Requirement, including the Comprehensive Environment Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801 et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et. seq. ; the New York Environmental Conservation Law and (iv) any other chemical, material, gas or substance, the storage, exposure to or release of which is or may hereafter be prohibited, limited or regulated by any governmental or quasi-governmental entity having jurisdiction over the premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health or safety of the occupants of the Premises or the occupants of property adjacent to the Premises. (B) "Environmental Laws" shall mean all Legal Requirements relating to the protection of human health or the Environment (as defined below), including: (i) all Legal Requirements relating to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases (as defined in Section 13.1 (H) or Threats of Release (as defined in Section 13.1(J) of Hazardous Materials, and other materials as are now or may hereafter be regulated by applicable Legal Requirements (collectively, "Regulated Materials") into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Regulated Materials; and (ii) all Legal Requirements pertaining to the protection of health and safety of employees or the public. (C) "Environment" shall mean soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air. (D) "Environmental Condition" shall mean any condition with respect to the Environment on the Premises, whether or not yet discovered, which could or does result in any Environmental Damage, including any condition resulting from the operation of Tenant's business or the operation of the business of any subtenant or occupant of the Premises or any activity of operation formerly conducted by any person or entity on the Premises. (E) "Environmental Damage" shall mean all claims, judgments, damages, (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, or the costs and expenses of remediation, any of which are incurred at any time as a result of (i) the existence of an Environmental Condition on, about or beneath the Premises or migrating to or from the Premises, (ii) the Release or Threat of Release of Regulated Materials into the Environment on, in, at, to or from the Premises or (iii) the actual or alleged violation or threatened violation of any Environmental Law pertaining to the Premises, regardless of whether the existence of such Hazardous Materials, the Release or Threat of Release of such Hazardous Materials or the actual or alleged violation or threatened violation

27 of such Environmental Law arose prior to, on or after the Commencement Date, and including, without limitation: (1) damages for personal injury, disease or death or injury to property or natural resources occurring on the Premises, including lost profits, consequential damages, and the cost of demolition and rebuilding of any Improvements; (2) diminution in the value of the Premises, and damages for the loss or restriction on the use of the Premises; (3) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with investigation, cleanup and remediation, including the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work; and (4) liability to any person or entity to indemnify such person or entity for costs expended in connection with the items referred to in this Section 13.1 (E). (F) "Legal Requirements" shall mean every statute, law, ordinance, code, regulation, order, permit, approval, license, judgment, restriction or rule of any Federal, State, municipal or other public or quasi-public body, agency, court, department, bureau, officer or authority having jurisdiction over the Premises, Landlord or Tenant. (G) Intentionally omitted. (H) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migrating or dumping into the Environment. (I) "Remedial Action" or "Environmental Damage Mitigation" shall mean all actions as are necessary to put the Premises in the condition required by law. (J) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release. Section 13.2. Indemnification for Environmental Damage by Tenant. (A) In connection with its use and operation of the Premises, Tenant shall comply, and use commercially reasonable efforts to cause its tenants, contractors, licensees, invitees, employees and other occupants to comply, with all Environmental Laws (as defined above), including, without limitation, Environmental Laws relating or referring to the storage of petroleum products, medical and/or hazardous waste. (B) Landlord shall be responsible for the costs and expenses of and shall indemnify and hold harmless Tenant from and against any and all Environmental Damages due to Environmental Conditions on the Premises to the extent such conditions were caused prior to the June 1, 2021 or caused at any time by the action, omission or unreasonable failure to act of Landlord, or any prior tenant, owner or operator or any of the foregoing’s tenants, subtenants, licensees, occupants, agents, representatives, contractors or visitors, which indemnity shall also

28 include any reasonable attorney fees incurred by Tenant in enforcing the foregoing indemnification provision. (C) Tenant shall be responsible for the costs and expenses of and shall indemnify and hold harmless Landlord from and against any and all Environmental Damages due to Environmental Conditions to the extent such conditions were caused by (i) the action of the Tenant, its tenants, agents, representatives, contractors, or visitors, in each case if invited, known, and permitted by Tenant, unless such activities are solely necessary for Remedial Actions or Environmental Damage Mitigation, or (ii) unreasonable failure to act of Tenant or any subtenant, licensee, or other occupant of the Premises during the Term, in each case if invited, known, and permitted by Tenant, of the Premises, which indemnity shall also include reasonable attorney's fees incurred by Landlord in enforcing the foregoing indemnification provision. Tenant's obligations to indemnify shall not apply with respect to Environmental Damages not caused by actions of Tenant and/or subtenant or parties under its or their control. Landlord shall have the sole right, which shall be exercised reasonably, to approve the design of such Remedial Action or Environmental Damage Mitigation, which design shall be the lowest cost commercially reasonable method to comply with applicable Environmental Laws. Section 13.3. Compliance with Environmental Laws. In connection with its use and operation of the Premises, Tenant shall comply, and cause its tenants, contractors, licensees, invitees, employees and other occupants to comply after the expiration of any applicable grace periods set forth therein, if any, with all Environmental Laws, including, without limitation, Environmental Laws relating or referring to the storage of petroleum products and medical hazardous waste. Section 13.4. Notice of Environmental Problem. If either Landlord or Tenant receives any notice or acquires knowledge of a Release, Threat of Release or Environmental Condition or a notice with regard to air emissions, water discharges, noise emissions, recycling, violation of any Environmental Law or any other material environmental, health or safety matter affecting Tenant or the Premises (an "Environmental Complaint"), independently or by notice from any person or entity, including the New York State Department of Environmental Conservation ("DEC') or the United States Environmental Protection Agency ("EPA"), or any other Federal, state or local agency, then such party shall give immediate oral and written notice of same to the other party, detailing all relevant facts and circumstances. Section 13.5. Right of Entry for Environmental Problem. Landlord shall have the right, but not the obligation, to take such actions as Landlord shall deem necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with any Hazardous Materials, Release or Threat of Release of Hazardous Materials or Environmental Complaint upon their obtaining knowledge of such matters independently or by receipt of any notice from any person or entity, including DEC and EPA. Section 13.6. Environmental Related Events of Default. The occurrence of the following events, if they arise out of the actions or inactions of Tenant (or any tenant, licensee or other occupant of the Premises during the Term, in each case if invited, known, and permitted by and under the control of Tenant), shall constitute an Event of Default under this Lease.

29 (A) If DEC or EPA or any other Federal, State or local agency asserts or creates a lien upon the Premises for Environmental Damages at the Premises, the Remedial Action for which is the obligation of Tenant hereunder and such lien is not removed within thirty (30) days thereafter, or such longer period as is necessary to remove such lien provided Tenant has commenced such actions as are necessary to remove such lien and diligently prosecuting such actions to completion; or (B) If the DEC, EPA or any other Federal, State or local agency asserts a claim against Tenant (or any tenant, licensee or other occupant of the Premises during the Term, in each case if invited, known, and permitted by and under the control of Tenant), the Premises or Landlord, for damages or cleanup costs related to a Threat of Release, Release, an Environmental Condition or an Environmental Complaint on or pertaining to the Premises, the Remedial Action for which is the obligation of Tenant hereunder, provided, however, such lien or claim shall not constitute an Event of Default if: (1) Tenant has commenced, within one hundred twenty (120) days of the occurrence giving rise to such lien or claim and is diligently pursuing either: (a) cure or correction of the event which constitutes the basis for the lien or claim and continues diligently to pursue the injunction, restraining order or other appropriate emergency relief preventing the agency from asserting the lien or claim and, if such relief is granted, the emergency relief is not thereafter dissolved or reserved on appeal; and (2) in either of the events set forth in this Section 13.6, Tenant, within sixty (60) days after demand, posted a bond, letter of credit or other security reasonably satisfactory in form, substance and amount to the agency or entity which constitutes the basis for the lien or claim. Section 13.7. Hazardous Materials. During the Term, Tenant shall be solely and exclusively responsible for the storage and removal of all Hazardous Materials from the buildings to be erected upon the Premises. Tenant shall hold Landlord harmless for any and all liability associated with the creation, maintenance, storage or removal of Hazardous Materials during the Term. Section 13.8. Survival Clause. The provisions of this Article 13 shall survive the Lease Expiration Date or sooner termination of this Lease. ARTICLE 14 INTENTIONALLY OMITTED ARTICLE 15 CONSENTS AND APPROVALS Section 15.1. Effect of Granting or Failure to Grant Approvals of Consents. All consents and approvals and requests for consents or approvals which may be required under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval,

30 shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act. Section 15.2. Refusal to Grant Consent or Approval. If, pursuant to the terms if this Lease, any consent or approval by Landlord and/or Tenant is required, then unless expressly provided otherwise in this Lease, if the party who is to give its consent or approval shall not have notified the other party within thirty (30) days or such other period as is expressly specified in this Lease after receiving such other party’s request for a consent or approval that such consent or approval is granted or denied, and if denied, the reasons therefore in reasonable detail, the party requesting such consent shall send a second notice specifically referring to this Section 15.2 and requesting the other party either grant or deny consent within ten (10) days after and if at the end of such ten (10) day period no response from the other party shall have been received such consent or approval shall be deemed granted. Section 15.3. No Fees. Except as specifically provided herein, no fees or charges of any kind or amount shall be required by any party whose consent is required as a condition to the granting of any consent or approval which may be required under this Lease. ARTICLE 16 ENTIRE AGREEMENT OF PARTIES Section 16.1. Entire Agreement of Parties. This Lease, together with the Exhibits, Schedules and Appendices hereto, contain all of the promises, agreements, conditions, inducements, and understandings between Landlord and Tenant concerning the Premises, and merges and supersedes all prior negotiations, understandings and agreements relating thereto, and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as expressly set forth herein or as may be expressly contained in any enforceable written agreements or instruments executed simultaneously herewith by the parties hereto. Section 16.2. No Broker. No Broker was involved in this transaction. Section 16.3. Holdover. In the event the Tenant remains in possession or holdover after the expiration or the termination of this Lease, with or without the consent of the Landlord, such holdover shall be construed to be a tenancy at sufferance at one hundred and twenty-five (125%) percent Rent herein specified and shall otherwise be on terms and conditions herein set forth so far as applicable. Section 16.4. Memorandum of Lease. The parties agree that they shall execute a memorandum of Lease which shall be filed in the Niagara County Clerk’s Office. Such memorandum shall be executed by the parties in recordable form prior to occupancy by the Tenant. Such memorandum shall contain appropriate notice regarding the term of the Lease, the permitted use for the Premises, notice of the subordination of the Lease to Landlord’s interest. [No further text on this page; Signature page follows]

[Signature Page – Lease Agreement] IN WITNESS WHEREOF, this Lease has been duly executed by Landlord and Tenant as of the date first above written. LANDLORD: SOMERSET OPERATING COMPANY, LLC By: /s/ Paul Prager Name: Paul Prager Title: President

[Signature Page – Lease Agreement] TENANT: LAKE MARINER DATA LLC By: /s/ Kenneth Deane Name: Kenneth Deane Title: Chief Financial Officer

[Signature Page – Lease Agreement] Accepted and agreed exclusively with respect to Section 2.5: RIESLING POWER LLC By: /s/ Paul Prager Name: Paul Prager Title: President

[Signature Page – Lease Agreement] Accepted and agreed exclusively with respect to Section 2.5: TERAWULF INC. By: /s/ Patrick Fleury Name: Patrick Fleury Title: Chief Financial Officer

A-1 EXHIBIT A The Premises

B-1 EXHIBIT B Legal Description of the Premises [To be Attached Upon Receipt]